EXHIBIT 13

CERTIFICATION OF PERIODIC FINANCIAL REPORTS
UNDER 18 U.S.C 1350

In connection with the Annual Report on Form 20-F of PowerDsine Ltd. for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that:

A) The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Igal Rotem
Igal Rotem
Chief Executive Officer

/s/ Aviram Shemer
Aviram Shemer
Chief Financial Officer

Date: June 29, 2006